Execution Copy
                                                                  --------------

                                PRICING AGREEMENT
                                -----------------


                                       June 10, 2002

BEAR, STEARNS & CO. INC.
ROBERTSON STEPHENS, INC.
PRUDENTIAL SECURITIES INCORPORATED
LEGG MASON WOOD WALKER, INCORPORATED
J.J.B. HILLIARD, W.L. LYONS, INC.
WELLS FARGO SECURITIES, LLC
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

     CBL & Associates Properties, Inc., a Delaware corporation (the "Company") and the owner of 100% of the issued and outstanding shares of common stock of both CBL Holdings I, Inc., a Delaware corporation, and CBL Holdings II, Inc., a Delaware corporation, the general partner and a limited partner, respectively, of CBL & Associates Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and such Operating Partnership, propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 10, 2002 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares") consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of the Underwriters of the Designated Shares pursuant to



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Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of the Underwriters in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

     The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of the Underwriters in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering the sales of shares in excess of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and the Operating Partnership.

Very truly yours,

CBL & Associates Properties, Inc.

By: /s/ John N. Foy
    ------------------------------
    Name:  John N. Foy
    Title: Chairman of the Board of Directors


CBL & Associates Limited Partnership

     By CBL Holdings I, Inc.,
     its general partner

By: /s/ John N. Foy
    ------------------------------
    Name:  John N. Foy
    Title: Chairman of the Board of Directors


Accepted as of the date hereof:

Bear, Stearns & Co. Inc.                Robertson Stephens, Inc.

By: /s/ Kelley Millet                   By: /s/ G. Mitchell Whiteford
    ------------------------------          ------------------------------
    Name:  Kelley Millet                    Name:  G. Mitchell Whiteford
    Title: Senior Managing Director         Title: Managing Director


Prudential Securities Incorporated      Legg Mason Wood Walker, Incorporated

By: /s/ Frederick John Tate, Jr.        By: /s/ Joseph A. Sullivan
    -------------------------------         ------------------------------
    Name:  Frederick J. Tate, Jr.           Name:  Joseph A. Sullivan
    Title: Managing Director                Title: Sr. Vice President



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J.J.B. Hilliard, W.L. Lyons, Inc.       Wells Fargo Securities, LLC

By: /s/ George E. Councill              By: /s/ Edward Thomas
    ------------------------------          ------------------------------
    Name:  George E. Councill               Name:  Edward Thomas
    Title: Vice President                   Title: Vice President



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                                   SCHEDULE I


                                                              Maximum Number
                                         Number of Firm       of Optional Shares
                                         Shares To Be         Which May Be
             Underwriters                Purchased            Purchased
                                         --------------       ------------------

Bear, Stearns & Co. Inc................      417,600                62,400

Robertson Stephens, Inc. ..............      417,600                62,400

Prudential Securities Incorporated.....      417,600                62,400

Legg Mason Wood Walker, Incorporated...      226,200                33,800

J.J.B. Hilliard, W.L. Lyons, Inc.......      174,000                26,000

Wells Fargo Securities, LLC............       87,000                13,000

Total..................................    =========             =========
                                           1,740,000               260,000



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                                   SCHEDULE II


Title Of Designated Shares:

8.75% Series B Cumulative Redeemable Preferred Stock

Number Of Designated Shares:

     Number of Firm Shares: 1,740,000

     Maximum Number of Optional Shares: 260,000

Initial Offering Price To Public:

$50.00 per Share

Purchase Price By Underwriters:

$48.425 per Share

Commission Payable to Underwriters:

$1.575 per Share in Federal (same day) funds

Form of Designated Shares:

Book-entry form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company.

Specified Funds for Payment of Purchase Price:

Federal (same day) funds

Time of Delivery:

10:00 a.m. (New York City time) on June 14, 2002.

Closing Location:

     Paul, Hastings, Janofsky & Walker, LLP
     75 East 55th Street
     New York, New York, 10022

Names And Addresses Of Representatives:

Bear, Stearns & Co. Inc.                Robertson Stephens, Inc.
383 Madison Avenue                      555 California Street, Suite 2600
New York, New York 10179                San Francisco, CA 94104


Prudential Securities Incorporated      Legg Mason Wood Walker, Incorporated
One New York Plaza, 15th Floor          100 Light Street
New York, NY 10292                      Baltimore, MD 21202


J.J.B. Hilliard, W.L. Lyons, Inc.       Wells Fargo Securities, LLC
501 South Fifth Street                  600 California Street Suite 1700
Lousiville, KY 40202                    San Francisco, CA 94108-2704